Exhibit 10.8

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement"), effective as of January 9, 2007, is entered into by and between, XEDAR CORPORATION, a Colorado corporation (herein referred to as the "Company''), and CAPITAL GROUP COMMUNICATIONS, INC., a California corporation (herein referred to as the "Consultant").

RECITALS

WHEREAS, Company desires to engage the services of Consultant to represent the Company in investors' communications and public relations with existing shareholders, brokers, dealers and other investment professionals as to the Company's current and proposed activities, and to consult with management concerning such Company activities.

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1)           Term of Consultancy. Company hereby agrees to retain the Consultant to act in a consultingcapacity to the Company and the Consultant hereby agrees to provide services to the Company commencing January 9, 2007 and ending January 9,2008.

2)           Duties of Consultant. The Consultant agrees that it generally provide the following specifiedconsulting services:

a)           When requested in writing by an officer of the Company, assist the Company in raisingcapital through introductions.  (It is understood that the Consultant is not an "investmentbanking" firm);

b)           Consult and assist the Company in developing and implementing appropriate plans andmeans for presenting the Company and its business plans, strategy and personnel to thefinancial community, establishing an image for the Company in the financial community, and creating the foundation for subsequent financial public relations efforts;

c)           When requested in writing by an officer of the Company, introduce the Company tospecific financial institutions.

d)           With the cooperation of the Company, maintain an awareness during the term of thisAgreement of the Company's plans, strategy and personnel, as they may evolve duringsuch period, and consult and assist the Company in communicating appropriate information regarding such plans, strategy and personnel to the financial community;

e)           Assist and consult with the Company with respect to its (i) relations with stockholders,(ii) relations with brokers, dealers, analysts and other investment professionals, and (iii)financial public relations generally; f) Upon the Company's direction and written approval of the officers of the Company, disseminate information regarding the Company to shareholders, brokers, dealers, other investment community professionals and the general investing public;

1.

g)           Upon the Company's direction and written approval of the officers of the Company,conduct meetings, in person or by telephone, with brokers, dealers, analysts and otherinvestment professionals to communicate with them regarding the Company's plans, goals and activities

h)           At the Company's request, review business plans, strategies, mission statements budgets,proposed transactions and other plans for the purpose of advising the Company of the public relations implications thereof; and,

i)           Otherwise perform as the Company's consultant for public relations and relations with financial professionals.

3)           Allocation of Time and Energies. The Consultant hereby promises to perform and discharge faithfully the responsibilities which may be assigned to the Consultant from time to time upon the written directions of the officers and duly authorized representatives of the Company in connection with the conduct of its financial and public relations and communications activities, so long as such activities are in compliance with applicable securities laws and regulations. Consultant and staff shall diligently and thoroughly provide the consulting services required hereunder. Although no specific hours-per-day requirement will be required, Consultant and the Company agree that Consultant will perform the duties set forth herein above in a diligent and professional manner. The parties acknowledge and agree that a disproportionately large amount of the effort to be appended and the costs to be incurred by the Consultant and the benefits to be received by the Company are expected to occur within or shortly after the first two months of the effectiveness of this Agreement. It is explicitly understood that Consultant's performance of its duties hereunder in no way be measured by the price of the Company's common stock. nor the trading volume of the Company's common stock. It is also understood d1at the Company is entering into this Agreement with Consultant, a corporation and not any individual member of Consultant, as such, Consultant will not be deemed to have breached this Agreement if any member, officer or director of Consultant leaves the firm or dies or becomes physically unable to perform any meaningful activities during the term of the Agreement, provided the Consultant otherwise performs its obligations under this Agreement.

4)           Remuneration. As full and complete compensation for services described in this Agreement, theCompany shall compensate Consultant as follows:

a)           For undertaking tills engagement and for other good and valuable consideration, the Company agrees to issue and deliver to the Consultant a "Commencement Bonus" payable in the form of five hundred thousand (500,000) shares of the Company's Common Stock ("Common Stock" or "Shares"). This Commencement Bonus shall be issued to the Consultant in1mediately following execution of this Agreement and shall, when issued and delivered to Consultant, be fully paid and nonassessable.  The Company understands and agrees that Consultant has foregone significant opportunities to accept this engagement and that the Company derives substantial benefit from the execution of this Agreement and the ability to announce its relationship with Consultant. The shares of Common Stock issued as a Commencement Bonus, therefore, constitute payment for Consultant's agreement to consult with the Company and are a nonrefundable, non-apportionable, and non-ratable retainer; such shares of Common Stock are not a prepayment for future services. If the Company decides to terminate this Agreement prior to end date for any reason whatsoever, it is agreed and understood that Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid to it as Commencement Bonus hereunder. Further, if and in the event the Company is acquired in whole or in part, during the term of this Agreement, it is agreed and understood Consultant will not be requested or demanded by the Company to return any of the shares of Common Stock paid to it hereunder. It is further agreed that if at any time during the term of this Agreement, the Company or substantially all of the Company's assets are merged with or acquired by another entity, or some other change occurs in the legal entity that constitutes the Company, the Consultant shall retain and will not be requested by the Company to return any of the shares.

2.

             b)           With each transfer of shares of Common Stock to be issued pursuant to thisAgreement, Company shall cause to be issued a certificate representing the CommonStock. Company warrants that all Shares issued to Consultant pursuant to this Agreement shall have been validly issued, fully paid and non-assessable and that the issuance and any transfer of them to Consultant shall have been duly authorized by the Company's board of directors.

             c)           Consultant acknowledges that the shares of Common Stock to be issued pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the "Act") and accordingly are "restricted securities" within the meaning of Rule 144 of the Act. Consultant represents that it is acquiring these Shares for investment and not with a view to any sales, transfer or other distribution. Consultant understands that the Shares  have not been registered under the Act and, therefore, cannot be resold unless they are  registered under the Act or unless an exemption is available Consultant understands that the resale of these Shares is restricted within the meaning of the Act and that the certificate representing the Shares will contain an appropriate legend to such effect.

          d)           In connection with the acquisition of Shares hereunder, the Consultant represents and warrants to the Company, to the best of its knowledge, as follows:

    i)           Consultant acknowledges that the Consultant has been afforded the opportunity  to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning  an investment in the Shares, and any additional information which the Consultant has requested.

    ii)           Consultant has had experience in investments in restricted and publicly traded  securities, and Consultant has had experience in investments in speculative securities and other investments which involve the l1.skof loss of investment. Consultant acknowledges that an investment in the Shares is speculative and involves the risk of loss. Consultant has the requisite knowledge to assess the relative merits of this investment without the necessity of relying upon other advisors, and Consultant can afford the risk of loss of its entire investment in the Shares.

             e)           In the course of performance of Consultant's duties, Consultant may receive information, which is considered material inside information within the meaning and intent of the United States federal securities law, rules and regulations. Consultant will not disclose this information to others, except as expressly authorized by the Company and will not use this information directly or indirectly for the benefit of Consultant or as a basis for advice to any other party concerning any decision to buy, sell, or otherwise deal in the Company's securities or those of any of its affiliated companies. The provisions of this Section 4(e) shall survive the termination or expiration of this Agreement.

5)           Financing "Finder's Fee". It is understood that in the event an officer of the Company requests in writing that the Consultant introduces Company, or its nominees, to a lender  or equity purchaser, not already having a preexisting relationship with the Company, with whom Company, or its nominees, ultimately finances or causes the completion of such financing, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 3% of total gross funding provided by such lender or  equity purchaser, such fee to be payable in cash. This 3% will be in addition to any fees payable by Company to any other intermediary, if any, which shall be the subject of separate agreements, negotiated between Company and such other intermediary. It is also understood that in the event an officer of the Company requests in writing that the Consultant introduces Company, or its nominees. to an acquisition candidate, either directly or indirectly through another intermediary, not already having a preexisting relationship with the Company, which Company, or its nominees, ultimately acquires or causes the completion of such acquisition, Company agrees to compensate Consultant for such services with a "finder's fee" in the amount of 2% of total gross consideration provided by such acquisition, such fee to be payable in kind. This 2% will be in addition to any fees payable by Company to any other intermediary. It is specifically understood that Consultant is not and does not hold itself out be a Broker/Dealer, but is rather merely a "Finder" in reference to the Company procuring financing sources and acquisition candidates. Any obligation to  pay a "Finder's Fee" hereunder shall survive the merging, acquisition, or other change in the form of entity of the

3.

Company and to the extent it remains unfulfilled shall be assigned and transferred to any successor to the Company.

a)           It is further understood that Company, and not Consultant, is responsible to perform anyand all due diligence on such lender, equity purchaser or acquisition candidate introduced to it by Consultant under this Agreement, prior to Company receiving funds or closing on any acquisition. However, Consultant will not introduce any parties to Company about which Consultant has any prior knowledge of questionable, unethical or illicit activities.

b)           Company agrees that said compensation to Consultant shall be paid in full at the time said financing or acquisition is closed, such compensation to be transferred by Company to Consultant , within seven (7) business days of the closing. Payment of said compensation shall be a condition subsequent to the closing of such financing or acquisition, and Company shall execute any and all documents necessary to effect said compensation.

c)           As further consideration to Consultant, Company, or its nominees, agrees to pay with respect to any financing or acquisition candidate provided directly or indirectly in writing to the officers of the Company by any lender or equity purchaser covered by this Section 5 during the period of one year from the close of the term of this Agreement, a fee to Consultant equal to that outlined in Section 5 herein.

d)           If an introduction is not requested in writing by the Company, Consultant may notify theofficers of the Company in writing of introductions it intends to make for potential sources of financing or acquisitions via facsimile memo. If Company has a preexisting relationship with such nominee and believes such party should be excluded from this Agreement, then Company will notify Consultant immediately within twenty-four (24) hours of Consultant's facsimile to Company of such circumstance via facsimile memo.

5)           Non-Assignability of Services. N /A

6)           Expenses. Consultant agrees to pay for all its expenses (phone, mailing, labor, etc.), other than extraordinary items (travel required by/or specifically requested by the Company, luncheons ordinners to large groups of investment professionals, mass faxing to a sizable percentage of the Company's constituents, investor conference calls, print advertisements in publications, etc.) approved in writing by an officer of the Company prior to its incurring an obligation for reimbursement.

7)           Indemnification. The Company warrants and represents that all written documents or materials furnished to Consultant by the Company with respect to financial affairs, operations, profitability and strategic planning of the Company are accurate and Consultant may rely upon the accuracy thereof , without independent investigation. The Company will protect, indemnify and hold harmless Consultant against any claims or litigation including any damages, liability, cost and reasonable attorney's fees as incurred ,with respect thereto resulting from Consultant's communication or dissemination of any said information, documents or materials.

8)           Representations. Consultant represents that it is not required to maintain any licenses andregistrations under federal or any state regulations necessary to perform the services set forth herein. Consultant acknowledges that, to the best of its knowledge, the performance of the services set forth under this Agreement will not violate any rule or provision of any regulatory agency having jurisdiction over Consultant. Consultant acknowledges that, to the best of its knowledge, Consultant and its officers and directors are not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws. Consultant further acknowledges that it is not a securities Broker Dealer or a registered investment advisor. Company acknowledges that, to the best of its knowledge, that it has not violated any rule or provision of any regulatory agency having jurisdiction over the Company. Company acknowledges that, to the best of its knowledge, Company is not the subject of any investigation, claim, decree or judgment involving any violation of the SEC or securities laws.
.

4.

9) Legal Representation. The Company acknowledges that it has been represented by independent legal counsel in the preparation of this Agreement. Consultant represents that it has consulted ,with independent legal counsel and/or tax, financial and business advisors, to the extent the Consultant deemed necessary.

10) Status as Independent Contractor. Consultant's engagement pursuant to this Agreement shall be as independent contractor, and not as an employee, officer or other agent of the Company. Neither party to this Agreement shall represent or hold itself out to be the employer or employee of the other. Consultant further acknowledges the consideration provided hereinabove is a gross amount of consideration and that the Company will not withhold from such consideration any amounts as to income taxes, social security payments or any other payroll taxes. All such income taxes and other such payment shall be made or provided for by Consultant and the Company shall have no responsibility or duties regarding such matters. Neither the Company nor the Consultant possesses the authority to bind each other in any agreements without the express written consent of the entity to be bound.

11) Attorney's Fee. If any legal action or any arbitration or other proceeding is brought for the enforcement or interpretation of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and otl1er costs in connection with that action or proceeding, in addition to any other relief to which it or they may be entitled.

12) Waiver. The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such other party.

13) Choice of Law. Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of title State of Colorado. The parties agree that the courts located in the city and county of Denver, Colorado, will be the venue of any dispute and will have jurisdiction over all parties.

14) Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the alleged breach thereof, or relating to Consultant's activities or remuneration under this Agreement, shall be settled by binding arbitration in Denver, Colorado, in accordance ,with the applicable rules of American Arbitration Association then in effect, and the award rendered by the arbitrator(s) shall be binding on the parties and may be enforced in any court having jurisdiction as provided by Paragraph 14 herein.

15) Complete Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement and its terms may not be changed orally but only by an agreement in writing signed by the parry against whom enforcement of any waiver, change, modification, extension or discharge is sought.

AGREED TO:

"Company"                                                        XEDAR CORPORATION

Date: January 9, 2006                By:  /s/ Hugh H. Williamson
             Hugh H. Williamson, CEO

" Consultant"                                                     CAPITAL GROUP COMMUNICATIONS, INC.

Date: January 9, 2006                                       By:  /s/ Devin Bosch
             Devin Bosch, President

5.